SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release is made and entered into as of this 30th day of September 2009, by and among 17-01 Pollitt Drive, L.L.C. ("Pollitt" or "Landlord") and Vyteris, Inc. ("Vyteris" or "Tenant").

WITNESSETH

WHEREAS, Landlord is the owner of certain commercial rental units located at the 17-01 Pollitt Drive, Fair Lawn, New Jersey.

WHEREAS, on or about, December 14, 2004, Landlord rented pursuant to a written agreement (the "Lease") a commercial premises to Tenant regarding approximately 26,255 square feet of retail (the "Premises");

WHEREAS, the term of the lease continues for a period of one hundred and twenty-three (123) months;

WHEREAS, Vyteris has ceased its business operations in the Premises, but has not returned possession of the Premises to Landlord.

WHEREAS, Vyteris has failed to pay to Pollitt certain amounts of the fixed rent, Additional Rent and other charges due under the Lease.

WHEREAS, on, or about, February 17, 2009, Pollitt commenced a Complaint captioned 17-01 Pollitt Drive Associates, L.L.C. v. Vyteris, Inc., Docket No. L-1496-09;

WHEREAS Vyteris and Pollitt wish to resolve their claims and rights without the cost, expense and uncertainty of litigation;

NOW, THEREFORE, in consideration of their mutual promises and other valuable consideration, the adequacy of which consideration has been acknowledged, agreed upon and exchanged, the parties to this Settlement Agreement and Release ("this Agreement") agree as follows:

1. **Consideration.** Vyteris shall pay Pollitt the sum of $500,000.00. The said amount shall be paid to Pollitt by way of a Promissory Note, the terms of which shall be a five-year interest-only balloon note at the rate of six percent (6.0%) per annum (the "Note"). The form of the Note is attached hereto as **Exhibit A**.

2. In the event Vyteris receives from Ferring Pharmaceuticals, Inc.'s (and/or Ferring Pharmaceuticals, Inc.'s successors, heirs and/or assigns on the project) the Phase III milestone payment for the infertility project pertaining to the use of Vyteris' active patch technology for the delivery of a fertility enhancement peptide, then the principal balance on the Note along with all interest due thereon, shall accelerate with payment due within thirty (30) business days of such receipt.

3. Time is of the essence regarding Vyteris' payment obligations set forth in Paragraphs 1 and 2. In the event Vyteris defaults on either, or both, of its obligations to pay principal set forth in Paragraphs 1 and 2 of this Agreement, the amount payable pursuant to Paragraph 1 of this Agreement shall increase from $500,000.00 to $600,000.00. The $100,000.00 increase shall be payable and due immediately.

4. Pollitt agrees that any security interests created pursuant hereto are fully subordinated to any and all security interests in the assets of Vyteris existing at the time of execution of this agreement and also to any and all security interests that may be created in the future with respect to any investments made by any party in Vyteris (whether by the issuance of notes, debentures or otherwise) or with respect to any loans made to Vyteris. In connection with this full subordination, Pollitt agrees to execute and deliver any and all instruments necessary to consummate the foregoing subordination and appoints Vyteris as its attorney in fact to file any

necessary UCC-3's necessary to effect such subordination without further action required on the part of Pollitt or Vyteris.

5. The Note shall be convertible at Pollitt's sole discretion to Vyteris' non-registered common stock at a price of $1.50/share (e.g., in exchange of $500,000 in Note principal Pollitt is entitled to the receipt of 333,334 shares of Vyteris' common stock).

6. **Termination of Possession**. Vyteris hereby terminates any and all rights it has to possess or otherwise occupy the commercial premises that are the subject of the Lease. Possession of same is hereby returned to Pollitt.

7. **Dismissal of Action**. Pollitt (directly or through counsel) shall execute and file with the Court a Stipulation of Dismissal (without prejudice).

8. **Releases**.

(a) By virtue of this Agreement and in consideration of the promises, covenants and agreements set forth herein, Pollitt and its successors, heirs and assigns hereby fully and irrevocably release, acquit, and forever discharge and waive any and all claims and rights which it may have against Vyteris arising out payments due under the Lease. This Release applies only to claims resulting from events happening up to now.

9. **Expenses/Costs.** Each party shall be responsible for their own costs (including, but not limited to, attorneys fees and costs) incurred with regard to this matter, except in the event that a party brings an action to enforce its rights under this Agreement (including a breach of Vyteris' payment obligations under the Note), such action shall entitle the moving party to reimbursement of all counsel fees, costs and other litigation expenses incurred.

10. **Notices**. Any notices to be given hereunder shall be in writing (and by e-mail to Vyteris' Chief Financial Officer--presently, Joseph Himy) and addressed and directed to the party

to receive the same at the following address or at such other address or at such other address as may hereafter be substituted by notice in writing thereof:

If to Pollitt: 17-01 Pollitt Drive L.L.C.
c/o Kushner Companies
666 Fifth Avenue
New York, NY 10103
Attn: Leasing Department

With Copy To: Kushner Companies
666 Fifth Avenue
New York, NY 10103
Attn: General Counsel

and

Stuart J. Polkowitz, Esq.
Brach Eichler L.L.C.
101 Eisenhower Parkway
Roseland, NJ 07068

If to Vyteris: Vyteris, Inc.
Joseph Himy, CFO
13-01 Pollitt Drive
Fair Lawn, New Jersey 07410

11. **Binding Effect.** This Agreement is binding on the parties to this Agreement and/or any and all of their representatives, agents, heirs, executors, successors and/or assigns.

12. **Severability.** If any provision of this Agreement shall be declared invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provisions had not been contained herein.

13. **Counterparts.** This Agreement may be executed in counterparts, all of which constitute a single, entire agreement.

14. **Governing Law.** This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New Jersey.

15. **Waiver of Jury Trial.** The parties waive any and all rights they may have to a jury trial in any dispute or controversy arising under or related to this Settlement Agreement and Release and/or Promissory Note hereunder.

16. **Signatory Authority**. Each signatory to this Agreement represents that they have full authority to bind such party.

17. **Construction of Agreement.** The parties agree that the drafting by counsel for one party of any provision contained in this Agreement shall not be the cause for the construction or interpretation of that provision against such party.

18. **Entire Agreement.** This Agreement, which comprises **five (5) pages** inclusive of the signature page, represents the entire agreement and understanding of the parties. Any prior or concurrent agreements, understandings, representations and warranties with respect to such subject matter, whether written or oral, are, and have been, merged herein and superseded hereby.

IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement and Release as of the date and year first above written.

WITNESS OR ATTESTED BY:

17-01 Pollitt Associates, L.L.C.
By: Westminster Management, L.L.C.

____

By: ____________________, Authorized Representative

WITNESS OR ATTESTED BY:

Vyteris, Inc.

Joseph N. Himy, CFO

By: ____________________, President/CEO

EXHIBIT A
(Promissory Note)

PROMISSORY NOTE

This Promissory Note is made as of September 30, 2009

BETWEEN the Borrowers(s)

Vyteris, Inc.

having an address of 13-01 Pollitt Drive, Fair Lawn, New Jersey

referred to as **"Borrower,"**

AND the Lender

17-01 Pollitt Drive Associates, L.L.C.

having offices c/o Kushner Companies, 666 Fifth Avenue, New York, New York 10103

referred to as the **"Lender."**

If more than one Borrower signs this Note, the word "Borrower" shall mean each Borrower named above. The word "Lender" mans the original Lender and anyone else who takes this Note by transfer.

Borrower's Promise to Pay Principal and Interest. In return for a loan that Borrower received, Borrower promises to pay **$500,000.00** (called "principal"), plus interest to the Lender. Interest, at a fixed yearly rate equal to **six percent (6%),** will be charged on that part of the principal which has not been paid from the date of this Note until all principal has been paid. Interest shall be paid at maturity, or sooner if the loan is paid prior to maturity.

Balloon Note. On September 1, 2014 (called "maturity"), the full amount of the outstanding principal, interest, and other amounts and charges due under this Note shall become due and payable from Borrower to Lender unless Borrower has prepaid such sum in whole or in part. Lender shall have no obligation to extend the term of this loan beyond maturity or refinance the unpaid amount.

Early Payments. Borrower has the right to make prepayment of the principal and interest due under this Note, in whole but not in part, at any time before maturity. These early payments will mean that this Note will be paid in less time. In the event Borrower elects to make such prepayment, the interest due under the Note will be calculated from the date of this Note to the date of such prepayment, based upon the principal multiplied by the annual interest rate, pro rated through the date of prepayment.

Late Charge for Overdue Payments. If the Lender has not received all principal and interest due under this Note by maturity, Borrower will pay the Lender a late charge of $100,000.00. This charge will be due and payable with the principal and interest.

Default Rate. If Borrower fails to repay all principal, Late Charge and interest due under this Note within 30 days after maturity, or if Borrower fails to keep any other promise Borrower makes in this Note, or any other loan document between Borrower and Lender, the Lender may declare that Borrower is in default on this Note. Upon the occurrence of any default hereunder, the interest rate shall increase to twelve (12%) percent (the "Default Interest Rate") on all outstanding amounts, in addition to any other remedies Lender may have hereunder or under the Pledge Agreement or other loan documents. Upon default, Borrower must immediately pay the full amount of all unpaid principal, Late Charge, interest, other amounts due on this Note and the Lender's costs of collection and reasonable attorney fees.

Waivers. Borrower gives up the right to require that the Lender do the following: (a) to demand payment (called "presentment"); (b) to notify Borrower of nonpayment called ("notice of dishonor"); and (c) to obtain an official certified statement showing nonpayment (called a "protest"). The Lender may exercise any right under this Note or under any law, even if Lender has delayed in exercising that right or has agreed in an earlier instance not to exercise that right. Lender does not waive its right to declare that Borrower is in default by making payment or incurring expenses on my behalf.

Non-Waiver. Failure to insist on the strict performance of any or all of the terms, provisions and covenants contained in this Note shall not be construed as a waiver or relinquishment for the future of any term, provision or covenant herein.

Collection Fees. If suit is brought to collect this Note or any part hereof, Borrower expressly agrees to pay all of Lender's reasonable costs and expenses of collection, including reasonable attorneys' fees.

WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN ANY DISPUTE OR CONTROVERSY ARISING UNDER OR RELATED TO THIS NOTE.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey. The courts of the State of New Jersey shall have sole and exclusive jurisdiction of any matters or disputes arising under, or relating to, this Note.

Acceleration of Debt. In the event Borrower seeks relief under the Bankruptcy Code, or suffers an involuntary petition in Bankruptcy or receivership not vacated within ninety (90) days, the entire balance of this Note and any interest accrued thereon shall be immediately due and payable to the holder of this Note.

No Oral Changes. This Note can only be changed by an agreement in writing signed by both the Borrower and the Lender.

Signatures. Borrower agrees to the terms of this Note.

Witness or Attested by:

____

VYTERIS, INC.

By: ______________________, **President**
H. Hartounian

ROS:1073526.2/KUS009-257034